UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 26, 2012

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

NHTSA Order to ZAP Based on ZAP’s Failure to Reasonably Meet its Recall Remedy and Notification Requirement for 2008 Xebra Vehicles

On November 16, 2012 ZAP received notification from the Office of Chief Counsel of the National Highway Traffic Safety Administration (“NHTSA”) containing Findings, Conclusions, and Order on ZAP’s Failure to Reasonably Meet its Recall Remedy and Notification Requirements (“Order”), dated November 13, 2012, related to the recall of ZAP’s model year 2008 Xebra, an electric three-wheeled motor vehicle with an enclosed sedan or truck body style.

NHTSA determined that ZAP has not reasonably met its recall remedy and notification requirements and was ordered to remedy the model year 2008 Xebra by, among other things, refunding the purchase price, less reasonable allowance for depreciation, providing notice of this refund remedy to model year 2008 Xebra owners, purchasers, and dealers, and picking up and disposing of each recalled vehicle at ZAP’s sole expense. NHTSA determined that the average market price of a model year 2008 Xebra as of October 12, 2012 to be $3,100.  The order stated a total of 691 model year 2008 Xebra vehicles are subject to this remedy.  ZAP’s internal records indicate that 691 vehicles were imported into the U.S. by ZAP, of which 627 were shipped to customers located in the U.S.

ZAP was ordered to respond to NHTSA and to take certain other actions by November 26, 2012.  ZAP intends to submit a request to appeal or reconsider the recall value of the vehicle in this order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: November 26, 2012	By:	/s/ Priscilla M. Lu
Priscilla M. Lu
Chairman of the Board